   THIS WARRANT AND ANY SHARES OF CONVERTIBLE COMMON STOCK ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF
     1933, AS AMENDED, AND NEITHER THIS WARRANT NOR ANY SUCH SHARES MAY BE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER
                                   SUCH ACT.


  THIS WARRANT AND THE SECURITIES REPRESENTED BY THIS WARRANT ARE SUBJECT TO A STOCK PURCHASE AGREEMENT DATED AS OF NOVEMBER 19, 1999 ("THE STOCK PURCHASE
 AGREEMENT") AND A REGISTRATION RIGHTS AGREEMENT DATED AS OF NOVEMBER 19, 1999
  ("REGISTRATION RIGHTS AGREEMENT"), AMONG THE ISSUER OF SUCH SECURITIES (THE
                       "COMPANY") AND THE INITIAL HOLDER.


                                     WARRANT

                     To Purchase Convertible Common Stock of

                        CHIEF CONSOLIDATED MINING COMPANY
                             an Arizona corporation


THIS IS TO CERTIFY that DIMELING, SCHREIBER & PARK, a Pennsylvania general partnership ("DSP") or its registered and permitted assigns, is entitled upon the due exercise hereof at any time during the Exercise Period (as hereinafter defined) and/or in connection with the occurrence of an Exercise Event (as hereinafter defined), to purchase that number of shares of Convertible Common Stock of CHIEF CONSOLIDATED MINING COMPANY which, at the time of exercise will represent, when added to the shares of Convertible Common Stock purchased pursuant to the Stock Purchase Agreement and any stock dividends issued thereon, 68% of the Common Stock on a fully diluted basis (assuming conversion of all Convertible Common Stock into Common Stock and exercise of all Stock Purchase Rights and conversion of all Convertible Securities) of CHIEF CONSOLIDATED MINING COMPANY, an Arizona corporation, at the Exercise Price (as hereinafter defined) (such Exercise Price hereunder being subject to adjustment as provided herein), and to exercise the other rights, powers and privileges hereinafter provided, all on the terms and subject to the conditions hereinafter set forth.

                                    ARTICLE I
                                   DEFINITIONS

The terms defined in this ARTICLE I, whenever used in this Warrant, shall have the respective meanings hereinafter specified.

"Affiliate" of any Person means a Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company. The term "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

"Assignment" means the form of Assignment appearing at the end of this Warrant.

"Commission" means the Securities and Exchange Commission or any other Federal agency from time to time administering the Securities Act.

"Common Stock" means the common stock of the Company, par value $.50 per share, into which the Convertible Common Stock of the Company is convertible.

"Convertible Common Stock" means the Convertible Common Stock of the Company, par value $.50 per share, which is convertible into Common Stock of the Company on a share for share basis.

"Company" means CHIEF CONSOLIDATED MINING COMPANY, an Arizona corporation, and any successor corporation.

"Convertible Securities" means evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for, with or without payment of additional consideration, additional shares of Common Stock or Convertible Common Stock, either immediately or upon the arrival of a specified date or the happening of a specified event.

"Current Market Price" in the case of Common Stock or other publicly traded security, means the average of the daily closing prices for the 30 consecutive trading days commencing 45 trading days before the day in question. The closing price for each day shall be (i) the average of the closing high bid and low asked quotations of any such security in the over-the-counter market as shown by the National Association of Securities Dealers, Inc. Automated Quotation System, or any similar system of automated dissemination of quotations of securities prices then in common use, if so quoted, as reported by any member firm of the Pacific Stock Exchange selected by the Company, or (ii) if not quoted as described in clause (i), the average of the high bid and low asked quotations for any such security as reported by the National Quotation Bureau Incorporated or any similar successor organization, as reported by any member firm of the [Pacific Stock Exchange] selected by the Company, or (iii) if any such security is listed or admitted for trading on any national securities exchange, the last sale price of any such security, regular way, or the average of the closing bid and asked prices thereof if no such sale occurred, in each case as officially reported on the principal securities exchange on which any such security is listed. If any such security is quoted on a national securities or central market system in lieu of a market or quotation system described above, the closing price shall be determined in the manner set forth in clause (i) of the preceding sentence if bid and asked quotations are reported but actual transactions are not, and in the manner set forth in clause (iii) of the preceding sentence if actual transactions are reported.

"Event of Default" means (a) the breach of any warranty in any material respect, or the inaccuracy in any material respect of any representation, made by the Company herein, or (b) the failure by the Company to comply in any material respect with any covenant contained herein.

"Exercise Event" means any of the following events: (a) any Value Event, (b) any partial or complete liquidation of the Company, and (c) any merger, consolidation, recapitalization or reorganization of the Company, or a sale of all or substantially all of its assets (other than an event already covered by clause (a)).

"Exercise Event Notice" has the meaning set forth in Section 2.1(c).

"Exercise Period" means the period commencing on the date immediately following the later of (a) the Tranche B Closing and (b) the earlier of (i) the date on which an Exercise Event occurs, (ii) the date on which an Exercise Event Notice is delivered, or (iii) December 31, 2004.

"Exercise Price" means $2.25 per share of Convertible Common Stock.

"Fair Value" means in the case of the Company's publicly traded securities, the Current Market Price at the close of business on the date of determination of fair value. In the case of the fair value of the appropriate security which is not publicly traded, and property, assets, or business of an entity, it means the fair value as determined by an opinion of an independent investment banking firm or firms in accordance with the following procedure: In the case of any event which gives rise to a requirement to determine "Fair Value" pursuant to the provisions hereof, whether in connection with an adjustment to the Exercise Price or otherwise, the Company shall be responsible for initiating the process by which Fair Value shall be determined as promptly as practicable following such event, and if the procedures contemplated in connection with obtaining such opinion have not been complied with fully, then any such determination of Fair Value for any purpose of this Warrant (and any such resulting adjustment to the Exercise Price) shall be deemed to be preliminary and subject to adjustment pending full compliance with such procedures. The Company and the holder of this Warrant shall retain (and be responsible for all related fees and expenses of) a separate independent investment banking firm (which firm, in either case, may be the independent investment banking firm regularly retained by the Company of such holder); provided, that the holder may, at its option, elect to rely on the firm retained by the Company in lieu of retaining its own firm. Such firms shall determine the fair value of the security, property, assets, business or entity, as the case may be, in question and deliver their opinion in writing to the Company and to such holder. If such firms cannot jointly make such determination (or in the event that the holder has elected to rely upon the firm retained by the Company and disagrees with the determination made by such firm), then, unless otherwise directed by agreement of the Company and such holder, such firms (or firm), in their (or its) sole discretion, shall choose another independent investment banking firm of the Company or such holder, which firm shall make such determination and render such an opinion. In either case the determination so made shall be conclusive and binding on the Company and such holder. The fees and expenses of any such determination made by the independent investment banking firm selected by such independent banking firms (or firm) shall be borne by the Company.

"Initial Holder" means DIMELING, SCHREIBER & PARK, a Pennsylvania general partnership, as general partner of Dimeling Schreiber & Park Reorganization Fund II, L.P., a Delaware limited partnership.

"Notice of Exercise" means the form of Notice of Exercise appearing at the end of this Warrant.

"Opinion of Counsel" means the opinion of counsel experienced in Securities Act and blue sky regulatory matters, chosen by the holder of this Warrant and reasonably satisfactory to the Company, which counsel may be counsel to such holder.

"Other Securities" means any stock and other securities of the Company (other than Common Stock, Convertible Common Stock, Convertible Securities or Stock Purchase Rights) or any other Person which shall become subject to issue or sale upon the conversion or exchange of any stock or other securities of the Company.

"Permitted Transfer" has the meaning set forth in Article V.

"Person" means any unincorporated organization, association, corporation, limited liability company, individual, sole proprietorship, partnership, joint venture, trust institution, entity, party or government (including any instrumentality, division, agency, body or department thereof).

"Rights Offering" has the meaning set forth in Section 4.2.

"Securities Act" means the Securities Act of 1933, as amended, or any successor Federal statute and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

"Stock Purchase Rights" means any warrants (other than the Warrant), options or other rights to subscribe for, purchase or otherwise acquire any shares of Convertible Common Stock, Common Stock or any Convertible Securities.

"Subsidiary" means any corporation or association (a) more than 50% (by number of votes) of the Voting Stock of which is at the time owned by the Company or by one or more Subsidiaries or by the Company and one or more Subsidiaries, or any other business entity in which the Company or one or more Subsidiaries or the Company and one or more Subsidiaries owns more than a 50% interest either in the profits or capital of such business entity or (b) whose net earnings, or portions thereof, are consolidated with the net earnings of the Company and are recorded on the books of the Company for financial reporting purposes in accordance with generally accepted accounting principles.

"Tranche B Closing" shall have the meaning ascribed to such term in the Stock Purchase Agreement.

"Value Event" means any of the following events: (a) any merger or consolidation of the Company with or into any corporation that is not an Affiliate of the Company where the stockholders of the Company would own less than 50% of the outstanding convertible common stock or common stock of the survivor after the merger, (b) any sale or disposition of all or substantially all the assets of the Company to a Person other than an Affiliate of the Company, (c) any public offering by the Company of Convertible Common Stock or Common Stock, or (d) any sale or other disposition by the Company or an Affiliate of the Company of shares of Convertible Common Stock or Common Stock constituting (on a cumulative basis) more than 50% of the number of shares of Convertible Common Stock or Common Stock then outstanding (other than to an Affiliate of the Company or any of the existing stockholders of the Company).

"Voting Stock" means securities of any class or series of a corporation or association the holders of which are entitled to participate in the election of majority of the directors or persons performing similar functions of such corporation or association.

"Warrant" means this warrant issued to the Initial Holder and all warrants issued upon the partial exercise, transfer or division of or in substitution for any such Warrant.

Whenever used in this Warrant, any noun or pronoun shall be deemed to include both the singular and plural and to cover all genders, and the words "herein", "hereof", and "hereunder" and words of similar import shall refer to this instrument as a whole, including any amendments hereto.

                                   ARTICLE II
                               EXERCISE OF WARRANT

         2.1      Right to Exercise; Notice.

                  (a) In General. On the terms and subject to the conditions of this ARTICLE II, the holder hereof shall have the right, at its option, to exercise this Warrant in whole or in part, but only one time during the Exercise Period.

                  (b) Exercise During Exercise Period. This Warrant may be exercised by the Holder hereof at any time during the Exercise Period by delivery to the Company of a Notice of Exercise duly executed by such holder, specifying the number of shares of Convertible Common Stock to be purchased.

                  (c) Exercise in Connection With an Exercise Event. At least 45 days prior to the earlier of (i) the effective date of any Exercise Event or
(ii) any record date of holders of

Common Stock or Convertible Common Stock for the purpose of approving or participating in any such Exercise Event, the Company shall give the holder of this Warrant written notice thereof (an "Exercise Event Notice") setting forth all material information relating to the proposed Exercise Event. The holder shall then have the right to exercise this Warrant at any time following receipt of such Exercise Event Notice and the earlier of such effective date or such record date.

         2.2 Manner of Exercise; Issuance of Convertible Common Stock. To exercise this Warrant, the holder hereof shall (i) deliver to the Company (a) a Notice of Exercise specifying the number of shares of Convertible Common Stock to be purchased, (b) an amount equal to the aggregate Exercise Price for all shares of Convertible Common Stock as to which this Warrant is then being exercised and (c) this Warrant, or (ii) in connection with the exercise of this Warrant without the payment of the Exercise Price, deliver to the Company (a) a duly executed Notice of Exercise specifying the number of shares of Convertible Common Stock for which this Warrant is being exercised and the number of shares of Convertible Common Stock deliverable by the Company upon such exercise, and
(b) this Warrant. At the option of the holder hereof, payment of the Exercise Price shall be made by (a) wire transfer of funds to an account in a bank located in the United States designated by the Company for such purpose, (b) certified or official bank check payable to the order of the Company and drawn on a member of the New York Clearing House, (c) surrender of an appropriate number of shares of Convertible Common Stock to be issued under this Warrant, or
(d) by any combination of such methods.

                  Upon receipt of the required deliveries, the Company shall, as promptly as practicable, and in any event within five days thereafter, cause to be issued and delivered to the holder hereof (or its nominee) or, subject to
ARTICLE V, the transferee designated in the Notice of Exercise, a certificate or certificates representing shares of Convertible Common Stock equal in the aggregate to the number of shares of Convertible Common Stock specified in the Notice of Exercise (but not exceeding the maximum number of shares issuable upon exercise of this Warrant). Such certificates shall be registered in the name of the holder hereof (or its nominee) or in the name of such transferee, as the case may be.

         2.3 Effectiveness of Exercise. Unless otherwise requested by the holder hereof, this Warrant shall be deemed to have been exercised and such certificate or certificates representing shares of Convertible Common Stock shall be deemed to have been issued, and the holder or transferee so designated in the Notice of Exercise shall be deemed to have become a holder of record of such shares for all purposes, as of the close of business on the date the Notice of Exercise, together with payment of the Exercise Price and this Warrant, is received by the Company.

         2.4 Fractional Shares. The Company shall not issue fractional shares of Convertible Common Stock or scrip representing fractional shares of Convertible Common Stock upon any exercise of this Warrant. As to any fractional share of Convertible Common Stock which the holder hereof would otherwise be entitled to purchase from the Company upon such exercise, the Company shall purchase from the holder such fractional share at a price equal to an amount calculated by multiplying such fractional share (calculated to the nearest .001 of a share) by the

Fair Value determined without regard to whether this Warrant or any Warrant Shares are then subject to repurchase hereunder) calculated as of the date of the Notice of Exercise. Payment of such amount shall be made at the time of delivery of any certificate or certificates deliverable upon such exercise in cash or by check payable to the order of the holder hereof or, subject to
ARTICLE V, the transferee designated in the Notice of Exercise, as the case may be.

         2.5 Continued Validity. A holder of shares of Convertible Common Stock issued upon exercise of this Warrant shall continue to be entitled to all rights under the Stock Purchase Agreement and the Registration Rights Agreement.

                                   ARTICLE III
                       REGISTRATION, TRANSFER AND EXCHANGE

         3.1 Maintenance of Registration Books. The Company shall keep at its principal office, which is currently at 500 Fifth Ave., Suite 1021, New York, NY 10110, a register in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration, transfer and exchange of this Warrant. The Company shall not at any time except upon the dissolution, liquidation or winding up of the Company, close such register so as to result in preventing or delaying the exercise or transfer of this Warrant.

         3.2 Transfer and Exchange. Upon surrender for registration or transfer of this Warrant at such office, the Company shall execute and deliver, subject to ARTICLE V, in the name of the designated transferee(s) in a Permitted Transfer (as defined in ARTICLE V), one or more new Warrants representing the right to purchase a like aggregate number of shares of Convertible Common Stock. In the event of a Permitted Transfer, and at the option of the holder hereof, this Warrant may be exchanged for other Warrants representing the right to purchase a like aggregate number of shares of Convertible Common Stock upon surrender of this Warrant at such office. Whenever this Warrant is so surrendered for exchange, the Company shall execute and deliver the Warrants which the holder making the exchange is entitled to receive.

                  Every Warrant presented or surrendered for registration of transfer or exchange shall be accompanied by an Assignment duly executed by the holder thereof or its attorney duly authorized in writing.

                  All Warrants issued upon any registration of transfer or exchange of Warrants shall be the valid obligations of the Company, evidencing the same rights, and entitled to the same benefits, as the Warrants surrendered upon such registration of transfer or exchange.

         3.3 Replacement. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and
(a) in the case of any such loss, theft or destruction upon delivery of indemnity reasonably satisfactory to the Company in form and amount or (b) in the case of any such mutilation, upon surrender of such Warrant for cancellation at the principal office of the Company, the Company, at its expense, will execute and deliver, in lieu thereof, a new Warrant.

         3.4 Ownership. The Company and any agent of the Company may treat the Person in whose name this Warrant is registered on the register kept at the principal office of the Company as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, except that, if and when this Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat bearer thereof as the owner of this Warrant for all purposes, notwithstanding any notice to the contrary. This Warrant, if properly assigned, may be exercised by a new holder without first having a new Warrant issued.


                                   ARTICLE IV
                             ANTIDILUTION PROVISIONS

                  4.1 Adjustment of Exercise Price. The Exercise Price shall be subject to adjustment from time to time as hereinafter set forth. For purposes of subsections (b) (c) and (d) below, the date on which the Exercise Price per share shall be computed shall be the earlier of (A) the date on which the Company shall enter into a firm contract for the issuance of the additional Common Stock, Convertible Common Stock, Stock Purchase Rights or Convertible Securities, as appropriate to such subsection ("Additional Securities"), or (B) the date of the actual issuance of such Additional Securities. The date as of which the Fair Value shall be computed shall be the last day of the most recent period for which financial statements have been filed with the Commission prior to the earlier of the dates determined pursuant to (A) and (B) above.

                  (a) Stock Dividends, Subdivisions and Combinations. In the event that the Company shall:

                           (i) declare a dividend upon, or make any distribution
in respect of, any of its Common Stock or Convertible Common Stock, payable in Common Stock, Convertible Common Stock, Convertible Securities or Stock Purchase Rights, or

                           (ii) subdivide its outstanding shares of Common Stock
or Convertible Common Stock into a larger number of shares, or

                           (iii) combine its outstanding shares of Common Stock
or Convertible Common stock into a smaller number of shares,

then the Exercise Price shall be adjusted to that price determined by multiplying the Exercise Price per share immediately prior to such event by a fraction (A) the numerator of which shall be the total number of outstanding shares of Common Stock of the Company immediately prior to such event on a fully diluted basis (assuming conversion of all Convertible Common Stock into Common Stock and exercise of all Stock Purchase Rights and conversion of all Convertible Securities), and (B) the denominator of which shall be the total number of outstanding shares of Common Stock of the Company immediately after such event on a fully diluted basis (assuming conversion of all Convertible Common Stock into Common Stock and exercise of all Stock Purchase Rights and conversion of all Convertible Securities). The provisions of this Subsection

(a) shall not apply to any additional shares of Convertible Common Stock which are distributed solely to holders of Convertible Common Stock pursuant to the 8% stock dividend required under the Company's articles of incorporation ("Articles of Incorporation").

                  (b) Issuance of Additional Shares of Common Stock. In case the Company shall issue or sell any shares of Common Stock for a consideration less than the then Fair Value per share, the Exercise Price upon each such issuance or sale shall be adjusted by:

multiplying the then existing Exercise Price by a fraction the numerator of which is (A) the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issue or sale on a fully diluted basis (assuming conversion of all Convertible Common Stock into Common Stock and exercise of all Stock Purchase Rights and conversion of all Convertible Securities) multiplied by the Fair Value per share of Common Stock immediately prior to such issue or sale on a fully diluted basis (assuming conversion of all Convertible Common Stock into Common Stock and exercise of all Stock Purchase Rights and conversion of all Convertible Securities) plus (2) the consideration received by the Company upon such issue or sale, divided by (B) the total number of shares of Common Stock outstanding immediately after such issue or sale on a fully diluted basis (assuming conversion of all Convertible Common Stock into Common Stock and exercise of all Stock Purchase Rights and conversion of all Convertible Securities) and the denominator of which shall be the Fair Value per share of Common Stock immediately prior to such issue or sale.

                  The provisions of this Subsection (b) shall not apply to any additional shares of Convertible Common Stock which are distributed solely to holders of Convertible Common Stock pursuant to the 8% stock dividend required under the Articles of Incorporation or any additional shares of Common Stock or Convertible Common Stock which are distributed as a result of a subdivision for which an adjustment is provided for under Subsection (a) of this Section 4.1. No adjustment of the Exercise Price shall be made under this Subsection upon the issuance of any additional shares of Common Stock or Convertible Common Stock which are issued pursuant to the exercise of any Stock Purchase Rights or pursuant to the conversion or exchange of any Convertible Securities to the extent that such adjustment shall previously have been made upon the issuance of such Stock Purchase Rights or Convertible Securities pursuant to Subsection (a)
(c) or (d) of this Section 4.1.

                  (c) Issuance of Stock Purchase Rights. In case the Company shall issue or sell any Stock Purchase Rights and the consideration per share for which additional shares of Common Stock may at any time thereafter be issuable upon exercise thereof (or, in the case of Stock Purchase Rights exercisable for the purchase of Convertible Securities, upon the subsequent conversion or exchange of such Convertible Securities) shall be less than the then Fair Value per share, the Exercise Price shall be adjusted as provided in subsection (b) of this Section 4.1 on the basis that (i) the maximum number of additional shares of Common Stock issuable upon exercise of such Stock Purchase Rights (or upon conversion or exchange of such Convertible Securities following such exercise) shall be deemed to have been issued as of the date of the determination of the Fair Value, as hereinafter provided, and (ii) the aggregate consideration received for such additional shares of Common Stock shall be deemed to be the minimum consideration received and receivable by the Company in connection with the issuance and exercise of such Stock Purchase Rights (or upon conversion or exchange of such Convertible Securities).

                  (d) Issuance of Convertible Securities. In case the Company shall issue or sell any Convertible Securities and the consideration per share for which additional shares of Common Stock may at any time thereafter be issuable pursuant to the terms of such Convertible Securities shall be less than the Fair Value per share, the Exercise Price shall be adjusted as provided in Subsection (b) of this Section 4.1 on the basis that (i) the maximum number of additional shares of Common Stock necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued as of the date for the determination of the Fair Value, as hereinafter provided, and (ii) the aggregate consideration received for such additional shares of Common Stock shall be deemed to be equal to the minimum consideration received and receivable by the Company in connection with the issuance and exercise of such Convertible Securities. No adjustment of the Exercise Price shall be made under this Subsection upon the issuance of any Convertible Securities which are issued pursuant to the exercise of any Stock Purchase Rights, if an adjustment shall previously have been made upon the issuance of such Stock Purchase Rights pursuant to Subsection (c) of this Section 4.1.

                  (e) Minimum Adjustment. In the event any adjustment of the Exercise Price pursuant to this Section 4.1 shall result in an adjustment of less than $0.01 per share of Convertible Common Stock, no such adjustment shall be made, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward, shall amount to $0.01 or more per share of Convertible Common Stock; provided, however, that upon any adjustment of the Exercise Price resulting from (i) the declaration of a dividend upon, or the making of any distribution in respect of, any stock of the Company payable in Common Stock or Convertible Securities or (ii) the reclassification by subdivision, combination or otherwise, of the Common Stock into a greater or smaller number of shares, the foregoing figure of $0.01 per share (or such figure last adjusted) shall be proportionately adjusted and provided, further upon the exercise of this Warrant, the Company shall make all necessary adjustments (to the nearest 0.001 of a cent) not theretofore made to the Exercise Price up to and including the date upon which this Warrant is exercised.

                  (f) Readjustment of Exercise Price. In the event (i) the purchase price payable for any Stock Purchase Rights or Convertible Securities referred to in Subsection (c) or (d) above, (ii) the additional consideration, if any, payable upon exercise of such Stock Purchase Rights or upon the conversion or exchange of such Convertible Securities or (iii) the rate at which any Convertible Securities above are convertible into or exchangeable for additional shares of Common Stock shall change, the Exercise Price in effect at the time of such event shall forthwith be readjusted to the Exercise Price which would have been in effect at such time had such Stock Purchase Rights or Convertible Securities provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. On the expiration of any such Stock Purchase Rights not exercised or of any such right to convert or exchange under such Convertible Securities not exercised, the Exercise Price then in effect hereunder shall forthwith be increased to the Exercise Price which would have been in effect at the time of such expiration or termination had such Stock Purchase Rights or Convertible Securities never been issued. No readjustment of the Exercise Price pursuant to this Subsection (f) shall have the effect of increasing the Exercise Price by an amount in excess of the adjustment originally made to the Exercise Price in respect of the issue, sale or grant of the applicable Stock Purchase Rights or Convertible Securities.

                  (g) Reorganization, Reclassification or Recapitalization of Company. In case of any capital reorganization or reclassification or recapitalization of the capital stock of the Company (other than in the cases referred to in Subsection (a) of this Section 4.1), or in case of the consolidation or merger of the Company with or into another corporation, or in case of the sale or transfer of the property of the Company as an entirety or substantially as an entirety, there shall thereafter be deliverable upon the exercise of this Warrant or any portion thereof (in lieu of or in addition to the number of shares of Convertible Common Stock theretofore deliverable, as appropriate) the number of shares of stock or other securities or property to which the holder of the number of shares of Convertible Common Stock which would otherwise have been deliverable upon the exercise of this Warrant or any portion thereof at the time would have been entitled upon such capital reorganization or reclassification of capital stock, consolidation, merger or sale, and at the same aggregate Exercise Price.

                  (h) Dilution in Case of Other Securities. In case any Other Securities shall be issued or sold or shall become subject to issuance or sale upon the conversion or exchange of any stock (or other securities) of the Company (or any issuer of Other Securities or any other Person referred to in Subsection (g)) or becomes subject to subscription, purchase or other acquisition pursuant to any options or rights issued or granted by the Company (or by any such other issuer or Person) for a consideration such as to dilute, within the standards established in the other provisions of this ARTICLE IV, the purchase rights granted by this Warrant, then, and in each such case, the computations, adjustments and readjustments provided for in this ARTICLE IV with respect to the Exercise Price shall be made as nearly as possible in the manner so provided and applied to determine the amount of Other Securities from time to time receivable upon the exercise of this Warrant, so as to protect the holders of the Warrant against the effect of such dilution.

                  (i) Other Dilutive Events. In case any event shall occur as to which the other provisions of this ARTICLE IV are not strictly applicable but the failure to make any adjustment would not fairly protect the purchase rights represented by this Warrant in accordance with the intent and principles hereof, then, in each such case, the Company shall appoint a firm of independent public accountants of recognized national standing (which may be the regular auditors of the Company), which shall give their opinion as to the adjustment, if any, on a basis consistent with the intent and principles established in this Article IV, necessary to preserve, without dilution, the purchase rights represented by this Warrant. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the holder of this Warrant and shall make the adjustments described therein.

                  (j) Determination of Consideration. For purposes of this
ARTICLE IV, the consideration received or receivable by the Company for the issuance, sale, grant or assumption of additional shares of Common Stock, Stock Purchase Rights or Convertible Securities, irrespective of the accounting treatment of such consideration, shall be valued as follows:

                  (1) Cash Payment. In the case of cash, the net amount received by the Company after deduction of any underwriting commissions or similar concessions paid or allowed by the Company.

                  (2) Securities or Other Property. The Fair Value of such consideration as of the date immediately preceding the issuance, sale or grant in question.

                  (3) Allocation Related to Common Stock, Stock Purchase Rights and Convertible Securities. In the event additional shares of Common Stock, Stock Purchase Rights or Convertible Securities are issued or sold together with other securities or other assets of the Company for a consideration which covers both, the consideration received (computed as provided in (1) and (2) above) shall be allocable to such additional shares, rights, or securities, as determined in good faith by the Board of Directors of the Company.

                  (4) Dividends in Securities. In case the Company shall declare a dividend or make any other distribution upon any capital stock of the Company (other than the 8% dividend on the Convertible Common Stock) payable in Common Stock, Convertible Securities or Stock Purchase Rights, such Common Stock, Convertible Securities or Stock Purchase Rights, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

                  (5) Stock Purchase Rights and Convertible Securities. The consideration for which shares of Common Stock shall be deemed to be issued upon the issuance of any Stock Purchase Rights or Convertible Securities shall be determined by dividing (i) the total consideration, if any, received or receivable by the Company as consideration for the granting of such Stock Purchase Rights or the issuance of such Convertible Securities, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of such Stock Purchase Rights, or, in the case of such Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the conversion or exchange thereof, in each case after deducting any underwriting commissions or similar concessions paid or allowed by the Company; by (ii) the maximum number of shares of Common Stock issuable upon the exercise of such Stock Purchase Rights or upon the conversion or exchange of all such Convertible Securities.

                  (6) Merger, Consolidation or Sale of Assets. In case any shares of Common Stock or Convertible Securities or any Stock Purchase Rights shall be issued in connection with any merger or consolidation in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the Fair Value of such portion of the assets and business of the non-surviving corporation as shall be attributable to such Common Stock, Convertible Securities or Stock Purchase Rights, as the case may be. In the event of any merger or consolidation of the Company in which the Company is not the surviving corporation or in the event of any sale of all or substantially all of the assets of the Company for stock or other securities of any corporation, the Company shall be deemed to have issued a number of shares of its Common Stock for stock or securities of the other corporation computed on the basis of the actual exchange ratio on which the transaction was predicated and for a consideration equal to the Fair Value on the date of such transaction of such stock or securities of the other corporation, and if any such calculation results in adjustment of the Exercise Price, the determination of the number of shares of Convertible Common Stock issuable upon exercise of this Warrant immediately prior to such merger, consolidation or sale, for the purposes of Subsection (g) above, shall be made after giving effect to such adjustment of the Exercise Price.

                  (k) Record Date. In case the Company shall take a record of the holders of the Common Stock or Convertible Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Convertible Securities or Stock Purchase Rights (other than the regular 8% dividend payable on the Convertible Common Stock) or (ii) to subscribe for or purchase Common Stock, Convertible Securities or Stock Purchase Rights, then all references in this ARTICLE IV to the date of the issue or sale of the shares of Common Stock, Convertible Securities or Stock Purchase Rights deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be, shall be deemed to be references to such record date.

                  (l) Shares Outstanding. The number of shares of capital stock deemed to be outstanding at any given time shall not include (i) shares of capital stock in the treasury of the Company or any wholly-owned subsidiary and
(ii) except where shares are described on a "fully diluted basis," any of the Convertible Common Stock for which this Warrant is exercisable.

                  (m) Maximum Exercise Price. At no time shall the Exercise Price per share of Convertible Common Stock exceed the amount set forth in the first paragraph of the Preamble of this Warrant except as provided in Subsection
(a) or (g) of this Section 4.1.

                  (n) Application. Except as otherwise provided herein, all Subsections of this Section 4.1 are intended to operate independently of one another, but without duplication. If an event occurs that requires the application of more than one Subsection, all applicable Subsections shall be given independent effect; provided, however, that no adjustment shall be made which duplicates an adjustment already made pursuant to some other section of this Article IV.

                  (o) No Adjustments under Certain Circumstances. Anything herein to the contrary notwithstanding, the Company shall not be required to make any adjustment of the Exercise Price in the case of:

                           (i) the issuance of shares of Convertible Common
Stock upon the exercise in whole or in part of this Warrant;

                           (ii) the issuance of shares of Convertible Common
Stock pursuant to the Stock Purchase Agreement; or

                           (iii) the issuance of options or shares of Common
Stock to employees or directors pursuant to an employment agreement, a stock option agreement or a plan approved by the Board of Directors of the Company.

                  4.2 Rights Offering. In the event the Company shall effect an offering of securities pro rata among its stockholders ("Rights Offering"), the holder hereof shall be entitled, at its option, to elect to participate in each and every such offering as if this Warrant had been exercised and the holder were, at the time of any such rights offering, then a holder of that number of shares of Convertible Common Stock to which such holder is then entitled on the exercise hereof.

                  4.3  Certificates and Notices.

                  (a) Adjustments to Exercise Price. Upon any adjustment under this ARTICLE IV of the Exercise Price, a certificate, signed (i) by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company, or (ii) by any independent firm of certified public accountants of recognized national standing selected by, and at the expense of, the Company and which can be the Company's outside auditing firm, setting forth in reasonable detail the events requiring the adjustment and the method by which such adjustment was calculated, shall be mailed to the holder of this Warrant specifying the adjusted Exercise Price.

                  (b) Extraordinary Corporate Events. In case the Company after the date hereof shall propose to (i) pay any dividend payable in stock to the holders of shares of Common Stock or Convertible Common Stock or to make any other distribution to the holders of shares of Common Stock or Convertible Common Stock, other than the 8% stock dividend required under the Articles of Incorporation, (ii) make a Rights Offering, or (iii) effect any reclassification of the Common Stock or Convertible Common Stock (other than a reclassification involving merely the subdivision or combination of outstanding shares of Common Stock or Convertible Common Stock), or any capital reorganization or any consolidation or merger (other than a merger in which no distribution of securities or other property is to be made to holders of shares of Common Stock or Convertible Common Stock) ("Reorganization") or any sale, transfer or other disposition of its property, assets and business as an entirety or substantially as an entirety ("Sale"), or the liquidation, dissolution or winding up ("Liquidation") of the Company, then, in each such case, the Company shall mail to the holder of this Warrant notice of such proposed action, which shall specify (x) the date on which the stock transfer books of the Company shall close, or a record shall be taken, for determining the holders of Common Stock or Convertible Common Stock entitled to receive such stock dividends or other distribution or such rights or options, or (y) the date on which such reclassification, Reorganization, Sale, or Liquidation shall take place or commence, as the case may be, and (z) the date as of which it is expected that holders of Common Stock or Convertible Common Stock of record shall be entitled to receive securities or other property deliverable upon such action, if any such date is to be fixed. Such notice shall be mailed, in the case of any action covered by clause (i) or (ii) above, at least 10 days prior to the record date for determining holders of Common Stock or Convertible Common Stock for purposes of receiving such payment or offer, or in the case of any action covered by clause (iii) above, at least 30 days prior to the date upon which such action takes place and 20 days prior to any record date to determine holders of Common Stock or Convertible Common Stock entitled to receive such securities or other property.

                  (c) Effect of Failure. Failure to file any certificate or notice or to mail any notice, or any defect in any certificate or notice pursuant to this Section 4.3 shall not affect the legality or validity of the adjustment of the Exercise Price or the number of shares purchasable upon exercise of this Warrant, or any transaction giving rise thereto.

                                    ARTICLE V
                            RESTRICTIONS ON TRANSFER

                  5.1 Permitted Transfers. This Warrant shall be transferable
(a) to an Affiliate of the holder hereof, (b) to a successor to the holder hereof as a result of a business combination or sale of all or substantially all of the assets of, the holder hereof, (c) to any other person on 15 days prior written notice to the Company, unless the Company during the 15 day notice period withholds in writing its consent to such transfer, such consent shall not be unreasonably withheld; and provided, further, that any transfer must comply with applicable Federal and state blue sky laws, in the reasonable opinion of counsel to the holder. For purposes of this warrant, "Permitted Transfers" shall be transfers allowable under (a), (b) and (c) above. The transferee of a Permitted Transfer shall be herein referred to as a "Permitted Transferee".

                  5.2 Securities Act Compliance; Legend. The condition contained in the following section of this ARTICLE V is intended to ensure compliance with the Securities Act in respect of the transfer of this Warrant.

                  Each Warrant shall bear a legend in substantially the following form:

                  "This Warrant and any shares of Convertible Common Stock issuable upon the exercise of this Warrant have not been registered under the Securities Act of 1933, as amended, and neither this Warrant nor any such shares may be transferred in the absence of such registration or the opinion of counsel that an exemption therefrom is available under such Act."

                  5.3 Termination of Legend. The legend referred to in Section
5.2 above shall no longer be required when the Company receives an opinion of counsel that such legend is no longer required in order to ensure compliance with the Securities Act. In which event, the Company shall, or shall instruct its transfer agent and registrar to, issue new certificates in the name of the holder, removing the legend which is no longer required.


                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES

                  The Company hereby represents and warrants to the Initial Holder and each subsequent holder of this Warrant that as of the date hereof:

                  6.1 Organization and Capitalization of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona. The authorized capital of the Company consists of 1,500,000 authorized shares of Preferred Stock, 20,000,00 shares of Common Stock and, upon the filing of the Company's Restated Articles of Incorporation, 30,000,000 authorized shares of Convertible Common Stock, each class having a par value of $.50 per share. As of the date hereof, there are 11,168 shares of Preferred Stock and 7,954,601 shares of Common Stock outstanding and as of the Effective Date hereof, 3,500,000 shares of Convertible Common Stock will be outstanding. No unissued shares of Common Stock or Convertible Common Stock are reserved for any purpose other than for issuance upon the exercise of this Warrant, issuance pursuant to the terms of the Stock Purchase Agreement, issuance of the Common Stock upon conversion of the Convertible Common Stock to be issued under the Stock Purchase Agreement and this Warrant and on dividends to be issued on the Convertible Common Stock. Except for previously approved non-qualified stock options described in the Stock Purchase Agreement, the Company has not issued or agreed to issue any stock purchase rights, other than pursuant to this Warrant, or Convertible Securities, and there are no preemptive rights in effect with respect to the issuance of any shares of Convertible Common Stock. All the outstanding shares of the Company's capital stock have been validly issued without violation of any preemptive or similar rights and are fully paid and nonassessable.

                  6.2 Authority. The Company has full corporate power and authority to execute and deliver this Warrant and to perform all of its obligations hereunder, and the execution, delivery and performance hereof have been duly authorized by all necessary corporate action on its part. This Warrant has been duly executed on behalf of the Company and constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms.

                  6.3 No Legal Bar. Neither the execution, delivery or performance of this Warrant will (a) conflict with or result in a violation of the articles of incorporation or Bylaws of the Company, (b) conflict with or result in a violation of any law, statute, regulation, order or decree applicable to the Company or any Affiliate, (c) require any consent or authorization or filing with, or other act by or in respect of, any governmental authority, or (d) result in a breach of, constitute a default under or constitute an event creating rights of acceleration, termination or cancellation under any mortgage, lease, contract, franchise, instrument or other agreement to which the Company is a party or by which it is bound, other than applicable restrictions contained in any of such documents relating to indebtedness of the Company.

                                   ARTICLE VII
                       FINANCIAL AND BUSINESS INFORMATION


                  7.1 Information. The Company shall deliver to the holder hereof copies of all documents filed by it with the Commission concurrently with delivery of such documents to the holders of its publicly traded securities.

                                  ARTICLE VIII

                        VARIOUS COVENANTS OF THE COMPANY

                  8.1 No Impairment or Amendment. The Company shall not by any action including, without limitation, amending its Articles of Incorporation, any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate to protect the rights of the holder hereof against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any shares of Convertible Common Stock issuable upon the exercise of this Warrant above the amount payable therefor upon such exercise, (b) take all such action as may be necessary or appropriate in order that the Company may validly issue fully paid and nonassessable shares of Convertible Common Stock upon the exercise of this Warrant, (c) obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant, and (d) not undertake any reverse stock split, combination, reorganization or other reclassification of the capital stock which would have the effect of reducing the Exercise Price below the par value of the Convertible Common Stock.

                  Upon the request of the holder hereof the Company will at any time during the period this Warrant is outstanding acknowledge in writing, in form satisfactory to such holder, the continued validity of this Warrant and the Company's obligations hereunder.

                  8.2 Reservation of Common Stock. The Company will at all times reserve and keep available, solely for issuance, sale and delivery upon the exercise of this Warrant a number of shares of Convertible Common Stock equal to the number of shares of Convertible Common Stock issuable upon the exercise of this Warrant. All such shares of Convertible Common Stock shall be duly authorized and, when issued upon exercise of this Warrant, shall be validly issued and fully paid and non-assessable with no liability on the part of the holders thereof.

                  8.3 Availability of Information. The Company will cooperate with the holder hereof in supplying such information as may be reasonably necessary for such holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of this Warrant.

                  8.4 Indemnification. If the Company fails to make when due any payments provided for in this Warrant, the Company shall pay to the holder hereof (a) interest at the rate of [10-12%] per annum on any amounts due and owing to such holder and (b) such further amounts as shall be sufficient to cover any reasonable costs and expenses including, but not limited to, reasonable attorneys' fees and expenses incurred by such holder in collecting any amounts due hereunder.

                  The Company shall indemnify, save and hold harmless the holder hereof from and against any and all liability, loss, cost, damage, reasonable attorneys' and accountants' fees and expenses, court costs and all other out-of-pocket expenses (excluding consequential damages) incurred in connection with or arising from an Event of Default.

                  8.5 Certain Expenses. The Company shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed in respect of, the issue, sale and delivery of the Warrant, provided however that the Company shall not be required to pay any income or similar taxes assessed on the holder hereof or a Permitted Transferee by virtue of this
Section 8.5.


                                   ARTICLE IX
                                  MISCELLANEOUS

                  9.1 Nonwaiver. No course of dealing or any delay or failure to exercise any right, power or remedy hereunder on the part of the holder hereof shall operate as a waiver of or otherwise prejudice such holder's rights, powers or remedies.

                  9.2 Holder Not a Stockholder. Prior to the exercise of this Warrant as hereinbefore provided, the holder hereof shall not be entitled to any of the rights of a stockholder of the Company, unless the holder is already a stockholder of the Company.

                  9.3 Notices. Any notice, demand or delivery to be made pursuant to the provisions of this Warrant shall be sufficiently given or made if sent by first class mail, postage prepaid, addressed to (a) the holder of this Warrant at its last known address appearing on the books of the Company maintained for such purpose or (b) the Company at its principal office at 500 Fifth Ave., Suite 1021, New York, NY 10110, Attention: President. The holder of this Warrant and the Company may each designate a different address by notice to the other pursuant to this Section 9.3.

                  9.4 Remedies. The Company stipulates that the remedies at law of the holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

                  9.5 Successors and Assigns. This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and assigns of the Company, and the holder hereof to the extent provided herein for a Permitted Transfer, and shall be enforceable by any such holder.

                  9.6 Modification and Severability. If, in any action before any court or agency legally empowered to enforce any provision contained herein, any provision hereof is found to be unenforceable, then such provision shall be deemed modified to the extent necessary to make it enforceable by such court or agency. If any such provision is not durable as set forth in the preceding sentence, the unenforceability of such provision shall not affect the other provisions of this Agreement, but this Agreement shall be construed as if such unenforceable provision had never been contained herein.

                  9.7 Integration. This Warrant replaces all prior agreements, supersedes all prior negotiations and constitutes the entire agreement of the parties with respect to the transactions contemplated herein.

                  9.8 Amendment. This Warrant may not be modified or amended except by written agreement of the Company and the holder hereof.

                  9.9 Headings. The headings of the Articles and Sections of this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

                  9.10 Governing Law. This Warrant shall be governed by the laws of the Commonwealth of Pennsylvania without regard for principles of conflicts of laws. The Company hereby irrevocably submits to the exclusive jurisdiction and venue of the Courts of the Commonwealth of Pennsylvania and the County of Philadelphia and/or the United States District Court for the Eastern District of Pennsylvania, and appellate courts from any thereof, in connection with any action, suit or other proceeding arising out of or relating to this Warrant and, with respect to any such action, suit or other proceeding, waives any objection which the Company may have at any time to the laying of venue of any such action, suit or proceeding and any objection which the Company may have that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum, and the Company further waives personal service of any summons, complaint or other process and agrees that service thereof may be made by certified or registered mail directed to the Company at its address set forth herein, or by such other means as may be appropriate pursuant to applicable law.

                  9.11 Effective Date. This Warrant shall become effective upon the date of the Tranche A Closing, as defined in the Stock Purchase Agreement. In the event that the Stock Purchase Agreement is terminated prior to the Tranche A Closing, this Warrant shall become null and void.


Dated as of November 19, 1999

                                        CHIEF CONSOLIDATED MINING COMPANY



                                        By: /s/ Leonard Weitz
                                            -----------------------------
                                        Name:   Leonard Weitz
                                        Title:  President

                             NOTICE OF EXERCISE FORM

(To be executed only upon partial or full exercise of the within Warrant)

The undersigned registered holder of the within Warrant irrevocably exercises the within Warrant for and purchases ____ shares of Convertible Common Stock of CHIEF CONSOLIDATED MINING COMPANY and herewith makes payment therefor in the amount of $___, all at the price and on the terms and conditions specified in the within Warrant, and requests that a certificate (or _____ certificates in denominations of ____ shares) for the shares of Convertible Common Stock of CHIEF CONSOLIDATED MINING COMPANY hereby purchased be issued in the name of and delivered to (choose one) (a) the undersigned or (b) __________, whose address is ______________________________.


Dated:  _______________, ____       _______________________________________
                                    Name of Registered Holder

                                    By:____________________________________
                                    Title if applicable:___________________


NOTICE: The signature to this Notice of Exercise must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatever.

                                 ASSIGNMENT FORM

(To be executed only upon the assignment of the within Warrant)

FOR VALUE RECEIVED, the undersigned registered holder of the within Warrant hereby sells, assigns and transfers unto _____________________, whose address is ________________________________ all of the rights of the undersigned under the within Warrant, with respect to [_____ shares or ___%] of Convertible Common Stock of CHIEF CONSOLIDATED MINING COMPANY (the "Company") and, if such shares of Convertible Common Stock shall not include all the shares of Convertible Common Stock issuable as provided in the within Warrant, that a new Warrant of like tenor for the number of shares of Convertible Common Stock of the Company not being transferred hereunder be issued in the name of and delivered to the undersigned, and does hereby irrevocably constitute and appoint __________________ Attorney to register such transfer on the books of the Company maintained for the purpose, with full power of substitution in the premises.


Dated:  _______________, ____       _______________________________________
                                    Name of Registered Holder

                                    By:____________________________________
                                    Title if applicable:___________________


NOTICE: The signature to this Assignment must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatever.